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                                                             EXHIBIT 1.2

                          DISCOVER CARD MASTER TRUST I

                      CREDIT CARD PASS-THROUGH CERTIFICATES

                                 TERMS AGREEMENT

                             Dated: January 20, 2000

To: Greenwood Trust Company, as Seller under the Pooling and Servicing Agreement, as amended, dated as of October 1, 1993.

Re:      Underwriting Agreement dated January 29, 1999

Title: Discover Card Master Trust I, Series 2000-1, Credit Card Pass-Through Certificates, Class A and Class B.

Initial Principal Amount of Certificates: $526,316,000

Series and Class Designation Schedule: Discover Card Master Trust I, Series 2000-1 $500,000,000 Floating Rate Class A Credit Card Pass-Through Certificates.

Discover Card Master Trust I, Series 2000-1 $26,316,000 Floating Rate Class B Credit Card Pass-Through Certificates.

Series Cut-Off Date: January 1, 2000

Certificate Rating:        Moody's Investors         Standard & Poor's
                           Service, Inc.             Ratings Services
Class A                    Aaa                       AAA
Class B                     A2                       A

Aggregate outstanding balance of Principal Receivables as of January 1, 2000:
$29,506,499,630.35.

Date of Series Supplement: January 27, 2000.

Certificate Rate: Class A: One-month LIBOR plus 0.17% per annum; and Class B:
One-month LIBOR plus 0.37% per annum.

Terms of Sale: The purchase price for the Certificates to the Underwriters will be 99.750% of the aggregate principal amount of the Class A Certificates and 99.725% of the aggregate principal amount of the Class B Certificates as of January 27, 2000. The Underwriters will offer the Certificates to the public at a price equal to 100.00% of the aggregate principal amount of the Class A Certificates and 100.00% of the aggregate principal amount of the Class B Certificates.



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Morgan Stanley & Co. Incorporated has agreed to reimburse Greenwood Trust
Company for certain issuance expenses in accordance with the letter of even date herewith between Morgan Stanley & Co. Incorporated and Greenwood Trust Company.

Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on January 27, 2000, or at such other time as may be agreed upon in writing.


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                  Notwithstanding anything in the Agreement or in this Terms
Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2000-1 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                                Very truly yours,

                                MORGAN STANLEY & CO. INCORPORATED
                                As Representative of the
                                Underwriters named in
                                Schedule I hereto


                                By: /s/ J. Douglas Van Ness
                                   -------------------------
Accepted:

GREENWOOD TRUST COMPANY


By: /s/ John J. Coane
   --------------------------


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                                   SCHEDULE I

                                  UNDERWRITERS

$500,000,000 Floating Rate Class A Credit Card Pass-Through Certificates, Series 2000-1

                                                       Principal Amount
                                                       ----------------

Morgan Stanley & Co. Incorporated                        $400,000,000
ABN AMRO Incorporated                                     $25,000,000
Barclays Capital Inc.                                     $25,000,000
Commerzbank Capital Markets Corp.                         $25,000,000
Deutsche Bank Securities Inc.                             $25,000,000
Total                                                    $500,000,000
=====                                                    ============


$26,316,000 Floating Rate Class B Credit Card Pass-Through Certificates, Series 2000-1

                                                          Principal Amount
                                                          ----------------

Morgan Stanley & Co. Incorporated                           $26,316,000